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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Isolagen, Inc.
Exton, Pennsylvania

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 17, 2004, relating to the consolidated financial statements of Isolagen, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

Pannell Kerr Forster of Texas, P.C.
Houston, TX

April 19, 2005

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm